Exhibit 99.1

Blue Buffalo Reports Second Quarter 2017 Results

Wilton, CT - August 8, 2017 - Blue Buffalo Pet Products, Inc. (the “Company”) (NASDAQ: BUFF), the leading natural pet food company in the United States, today announced its second quarter 2017 results.

•	Second Quarter Highlights

◦	Net sales of $295 million, up 2.8%

◦	Net income of $43 million, up 16.5%; Adjusted Net Income of $43 million, up 11.6%

◦	Adjusted EBITDA of $72 million, up 5.1%

◦	Diluted EPS of $0.21, up 15.8%; Adjusted Diluted EPS of $0.21, up 10.9%

•	Updated 2017 Outlook

◦	Broadening distribution of BLUE Life Protection Formula to select mass and grocery retailers

◦	Reaffirming full-year guidance:

•	Net sales range of $1,240 to $1,270 million

•	Adjusted Diluted EPS range of $0.91 to $0.94

◦	Authorizing $50 million share repurchase program

“We are excited to expand the distribution of our BLUE Life Protection Formula line with a launch in four leading mass and grocery retailers,” said Blue Buffalo CEO, Billy Bishop. “This is a natural evolution of our go-to-market model that will allow us to reach more pet parents and feed more pets. Going forward, you will see us take a deliberate and channel specific approach with each of our retail partners as we match their needs with the breadth and strength of the Blue Buffalo platform. As part of this, our Wilderness, Basics, Freedom, and Earth's Essentials lines will continue to be distributed exclusively through our specialty retail partners.”

Second Quarter of 2017 Compared to Second Quarter of 2016
Net sales increased $8.0 million, or 2.8%, to $294.8 million, driven primarily by favorable product mix. Net sales of Dry Foods increased $7.6 million, or 3.3%, to $237.5 million while net sales of Wet Foods, Treats and Other Products increased $0.4 million, or 0.7%, to $57.3 million.
Gross profit increased $10.4 million, or 8.2%, to $137.7 million and gross margin was 46.7%, up 230 bps compared with 44.4% in the second quarter of 2016. The increase in gross margin was driven primarily by supply chain efficiencies including lower input costs.
Selling, general, and administrative expenses increased $3.8 million, or 5.8%, to $69.4 million. Adjusted SG&A, which excludes litigation expenses and costs incurred for our public offerings, increased $6.4 million, or 10.2%. The increase was primarily due to our ongoing investment in advertising and marketing consistent with our brand building strategy.
Net income increased $6.1 million, or 16.5%, to $42.7 million in the second quarter of 2017, as compared to $36.6 million in the second quarter of 2016. Adjusted Net Income, which excludes litigation expenses and costs incurred for our public offerings, increased $4.4 million, or 11.6%, to $42.7 million in the second quarter of 2017, compared to $38.3 million in the second quarter of 2016. Diluted Earnings Per Share in the second quarter of 2017 increased 15.8% to $0.21, compared to $0.18 in the second quarter of 2016. Adjusted Diluted Earnings Per Share in the second quarter of 2017 increased 10.9% to $0.21, compared to $0.19 in the second quarter of 2016.
First Half of 2017 Compared to the First Half of 2016
Net sales increased $30.1 million, or 5.3%, to $596.8 million, driven primarily by volume growth and favorable product mix. Net sales of Dry Foods increased $22.2 million, or 4.8%, to $482.6 million while net sales of Wet Foods, Treats and Other Products increased $7.8 million, or 7.4%, to $114.1 million.
Gross profit increased $25.9 million, or 10.3%, to $276.4 million and gross margin was 46.3%, up 210 bps compared with 44.2% in the first half of 2016. The increase in gross margin was driven primarily by supply chain efficiencies including lower input costs.
Selling, general, and administrative expenses increased $10.3 million, or 8.2%, to $135.6 million. Adjusted SG&A, which excludes litigation expenses and costs incurred for our public offerings, increased $12.6 million, or 10.4%. The increase was primarily due to our ongoing investment in advertising and marketing consistent with our brand building strategy.
Net income increased $12.8 million, or 17.3%, to $86.8 million as compared to $74.0 million in the first half of 2016. Adjusted Net Income, which excludes litigation expenses and costs incurred for our public offerings, increased $11.3 million, or 14.8%, to $88.0 million in the first half of 2017, compared to $76.6 million in the first half of 2016. Diluted Earnings Per Share in the first half of 2017 increased 16.6% to $0.43 compared to $0.37 in the first half of 2016. Adjusted Diluted Earnings Per Share in the first half of 2017 increased 14.1% to $0.44, compared to $0.39 in the first half of 2016.
Net cash provided by operating activities was $63.0 million in the first half of 2017 compared with $54.7 million in the first half of 2016. Net cash provided by operating activities for the first half of 2016 was reduced by $20.0 million, which includes $12.0 million of cash tax savings, related to our settlement agreement in the U.S. consumer class action lawsuits. Cash and cash equivalents were $338.7 million as of June 30, 2017 as compared to $292.7 million as of December 31, 2016. Capital expenditures for the first half of 2017 and 2016 were $32.9 million and $3.8 million, respectively.
Full Year 2017 Outlook
For the full year 2017, the Company expects to deliver net sales between $1,240 million and $1,270 million. The Company expects its Adjusted Diluted Earnings Per Share to be between $0.91 and $0.94. The outlook for full year 2017 Adjusted Earnings Per Share excludes costs related to litigation. The Company expects 2017 capital expenditures to be approximately $150 million to $170 million.
Share Repurchase Program
On July 31, 2017, the Board of Directors approved a $50 million share repurchase program, which will primarily be used to offset dilution caused by the issuance and exercise of stock options and other equity compensation. The Company expects to complete this share repurchase program in fiscal 2017.
Important Information Regarding Non-GAAP Financial Measures
The Company presents non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted SG&A, Adjusted Income Taxes, Adjusted Operating Income and Adjusted Gross Profit, in this press release as management uses these measures in assessing our operating performance, and we believe they are helpful to investors, securities analysts and other interested parties, in evaluating the performance of companies in our industry. We also believe that these non-GAAP financial measures are useful to management and investors, securities analysts and other interested parties as measures of our comparative operating performance from period to period. These non-GAAP financial measures are not measurements of financial performance under GAAP. They should not be considered as alternatives to cash flow from operating activities, as measures of liquidity, or as alternatives to net income as a measure of our operating performance or any other measures of performance derived in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures to the nearest GAAP measure. With respect to our expectations under “Full Year 2017 Outlook” above, for Adjusted Diluted EPS a reconciliation to the closest corresponding GAAP financial measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to litigation expenses excluded from this non-GAAP financial measure. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Conference Call:
At 5 p.m. (Eastern Time) today, the Company will host a conference call to provide additional commentary on second quarter 2017 results. Further details will be accessible on the Company’s website at http://ir.bluebuffalo.com. Participants may dial 844-743-2498 in the United States or 661-378-9532 internationally and use the access code 52122013, or access the webcast through the Company’s website at http://ir.bluebuffalo.com. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A replay of the call will be available from August 8, 2017 to August 22, 2017 following the call. To access the replay, dial 855-859-2056 or 404-537-3406 and use the access code 52122013. The archive of the webcast will be available for a limited time on the Company’s website at http://ir.bluebuffalo.com.
About Blue Buffalo
Blue Buffalo, based in Wilton, CT, is the nation's leading natural pet food company, providing natural foods and treats for dogs and cats under its BLUE Life Protection Formula, BLUE Wilderness, BLUE Basics, BLUE Freedom, BLUE Natural Veterinary Diet and BLUE Earth's Essentials lines. Paying tribute to its founding mission, the Company, through the Blue Buffalo Foundation, is a leading sponsor of pet cancer awareness and of critical research studies of pet cancer, including causes, treatments and the role of nutrition, at leading veterinary medical schools and clinics across the United States. For more information about Blue Buffalo, visit the Company’s website at www.BlueBuffalo.com.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of the Company's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the “Full Year 2017 Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “forecast,” “guidance,” “believes,” “expects,” “potential,”

“continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the pet food industry, macroeconomic factors beyond the Company’s control, competition for customers, risks related to the Company’s manufacturing and supply chain, the success of the Company’s Heartland manufacturing facility, risk of disruption at the Company’s third party distribution centers, risks related to the Company’s expansion outside the United States, the Company’s ability to protect the Company’s intellectual property and that of third parties, performance of the Company's information technology systems, adverse litigation judgments or settlements and the Company’s indebtedness. Additional factors that could cause the Company's results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2017, as such risk factors may be updated from time to time in our periodic filings with the SEC, and which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Contacts:
Investors & Financial Analysts
Michael Nathenson
EVP & CFO
203-665-3400
investors@bluebuff.com
Media
Phil Cheevers
VP, Communications
203-665-3234
media@bluebuff.com

Blue Buffalo Pet Products, Inc.
Unaudited Condensed Consolidated Statements of Income
(dollars in thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$294,831	$286,850	$596,782	$566,686
Cost of sales	157,094	159,547	320,370	316,151
Gross profit	137,737	127,303	276,412	250,535
Selling, general and administrative expenses	69,423	65,600	135,612	125,356
Operating income	68,314	61,703	140,800	125,179
Interest expense, net	2,947	3,606	6,013	7,243
Other non-operating (income) expense, net	(38)	—	84	—
Income before income taxes	65,405	58,097	134,703	117,936
Provision for income taxes	22,723	21,473	47,931	43,979
Net income	$42,682	$36,624	$86,772	$73,957

Basic net income per common share	$0.22	$0.19	$0.44	$0.38
Diluted net income per common share	$0.21	$0.18	$0.43	$0.37
Basic weighted average shares	196,994,210	196,270,119	196,809,085	196,243,714
Diluted weighted average shares	199,618,809	198,441,315	199,572,447	198,324,006

Blue Buffalo Pet Products, Inc.
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands, except for share data)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$338,730	$292,656
Receivables, net	131,322	115,446
Inventories	89,531	70,941
Prepaid expenses and other current assets	6,930	6,130
Total current assets	566,513	485,173

Restricted cash	781	781
Property, plant and equipment, net	198,724	162,232
Deferred income taxes	52	1,311
Other assets	1,047	853
Total assets	$767,117	$650,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$4,000	$3,960
Accounts payable	51,412	35,238
Other current liabilities	56,843	59,629
Total current liabilities	112,255	98,827

Long-term debt	391,618	379,177
Deferred income taxes	13,803	12,660
Other long-term liabilities	11,370	13,348
Total liabilities	529,046	504,012

Commitments and contingencies
Stockholders’ equity:
Preferred stock; $0.01 par value; 150,000,000 shares authorized; none issued or outstanding at June 30, 2017 and December 31, 2016	—	—
Common stock, voting; $0.01 par value; 1,500,000,000 shares authorized; 197,126,614 and 196,524,010 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	1,971	1,965
Additional paid-in capital	76,841	71,420
Retained earnings	159,464	72,692
Accumulated other comprehensive (loss) income	(205)	261
Total stockholders’ equity	238,071	146,338
Total liabilities and stockholders’ equity	$767,117	$650,350

Blue Buffalo Pet Products, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$86,772	$73,957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,298	4,435
Amortization of debt issuance costs	74	61
Stock-based compensation	2,135	2,065
Loss on disposal of fixed assets	562	13
Deferred income taxes	2,402	12,721
Tax benefit from exercise of stock options	—	(36)
Payment of legal settlement	—	(32,000)
Effect of changes in operating assets and liabilities:
Receivables	(15,773)	(4,212)
Inventories	(18,525)	(3,923)
Prepaid expenses and other assets	(1,002)	(334)
Accounts payable	15,415	2,741
Other liabilities	(14,318)	(835)
Net cash provided by operating activities	63,040	54,653

Cash flows from investing activities:
Capital expenditures	(32,937)	(3,766)
Net cash used in investing activities	(32,937)	(3,766)

Cash flows from financing activities:
Proceeds from borrowings of new debt	400,000	—
Repayment of long-term debt	(382,147)	—
Payments related to long-term refinancing	(4,382)	—
Principal payments on long-term debt	(990)	(1,980)
Tax benefit from exercise of stock options	—	36
Proceeds from exercise of stock options	3,292	373
Net cash provided by (used in) financing activities	15,773	(1,571)

Effect of exchange rate changes on cash and cash equivalents	198	(14)
Net increase in cash and cash equivalents	46,074	49,302
Cash and cash equivalents at beginning of period	292,656	224,253
Cash and cash equivalents at end of period	$338,730	$273,555

Blue Buffalo Pet Products, Inc.
Reconciliation of GAAP to Adjusted Results*
(dollars in millions, except for share data)

	Three Months Ended June 30, 2017
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income Taxes	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$137.7	46.7%	$69.4	23.5%	$68.3	23.2%	$22.7	7.7%	$42.7	14.5%	$0.21
Litigation expenses (a)	—		0.1	—%	0.1	—%	—	—%	0.1	—%	—
As adjusted	$137.7	46.7%	$69.3	23.5%	$68.4	23.2%	$22.8	7.7%	$42.7	14.5%	$0.21

	Three Months Ended June 30, 2016
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income Taxes	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$127.3	44.4%	$65.6	22.9%	$61.7	21.5%	$21.5	7.5%	$36.6	12.8%	$0.18
Litigation expenses (a)	—		1.8	0.6%	1.8	0.6%	0.7	0.2%	1.1	0.4%	0.01
Public offering costs (b)	—		0.9	0.3%	0.9	0.3%	0.3	0.1%	0.6	0.2%	—
As adjusted	$127.3	44.4%	$62.9	21.9%	$64.4	22.4%	$22.5	7.8%	$38.3	13.4%	$0.19

	Six Months Ended June 30, 2017
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income Taxes	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$276.4	46.3%	$135.6	22.7%	$140.8	23.6%	$47.9	8.0%	$86.8	14.5%	$0.43
Litigation expenses (a)	—		1.9	0.3%	1.9	0.3%	0.7	0.1%	1.2	0.2%	0.01
As adjusted	$276.4	46.3%	$133.7	22.4%	$142.7	23.9%	$48.6	8.1%	$88.0	14.7%	$0.44

	Six Months Ended June 30, 2016
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income Taxes	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$250.5	44.2%	$125.4	22.1%	$125.2	22.1%	$44.0	7.8%	$74.0	13.1%	$0.37
Litigation expenses (a)	—		3.3	0.6%	3.3	0.6%	1.2	0.2%	2.1	0.4%	0.01
Public offering costs (b)	—		0.9	0.2%	0.9	0.2%	0.3	0.1%	0.6	0.1%	—
As adjusted	$250.5	44.2%	$121.1	21.4%	$129.4	22.8%	$45.5	8.0%	$76.6	13.5%	$0.39

* Amounts may not be additive due to rounding.
(a) Represents costs primarily related to the litigation with Nestlé Purina PetCare Company.
(b) Represents costs incurred for our public offerings.

Blue Buffalo Pet Products, Inc.
Reconciliation of GAAP to Adjusted Results*
(dollars in millions, except for share data)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income	$42.7	$36.6	$86.8	$74.0
Interest expense, net	2.9	3.6	6.0	7.2
Provision for income taxes	22.7	21.5	47.9	44.0
Depreciation and amortization	2.5	2.2	5.3	4.4
EBITDA (a)	70.8	63.9	146.0	129.6
Litigation expenses (b)	0.1	1.8	1.9	3.3
Public offering costs (c)	—	0.9	—	0.9
Stock-based compensation (d)	0.8	1.6	2.1	2.1
Adjusted EBITDA	$71.8	$68.3	$150.0	$135.9

(a) EBITDA represents net income plus interest expense, net, provision for income taxes and depreciation and amortization.
(b) Represents costs primarily related to the litigation with Nestlé Purina PetCare Company.
(c) Represents costs incurred for our public offerings.
(d) Represents non-cash, stock-based compensation expense.